Q Lotus Holdings, Inc.
Stock Option Grant Notice
2013 Equity Incentive Plan

FOR GOOD AND VALUABLE CONSIDERATION, Q Lotus Holdings, Inc., a Nevada corporation (the “Company”), hereby grants to the Optionee named below, a stock option (the “Option”) to purchase any part or all of the specified number of shares of its Common Stock (“Option Shares”), upon the terms and subject to the conditions set forth in this Stock Option Grant Notice (the “Grant Notice”), at the specified purchase price per share without commission or other charge. The Option is granted pursuant to the Q Lotus Holdings, Inc. 2013 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement (the “Option Agreement”) promulgated under the Plan and in effect as of the date of this Grant Notice. Defined terms used in this Grant Notice but not otherwise herein defined shall have the meanings set forth in the Plan.

Optionee:	[Name]
Date of Grant:
Vesting Commencement Date:
Number of Option Shares:
Exercise Price (Per Share):	$0.
Total Exercise Price:
Expiration Date:	Ten years after Date of Grant*

Type of Grant: ☒ Incentive Stock Option1 ☐ Nonstatutory Stock Option

Exercise Schedule: ☒ Same as Vesting Schedule ☐ Early Exercise Permitted

Vesting Schedule: [to be determined]

Payment:	By one or a combination of the following items (described in the Option Agreement):

☒ By cash or check

☐ By net exercise, if the Company has established procedures for net exercise

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement, and the Plan. The Exercise Price (Per Share) has been set at one hundred percent (100%) of the fair market value of the Common Stock on the Date of Grant based on what the Company regards as good faith compliance with the applicable guidance issued by the Internal Revenue Service (“IRS”) under Section 409A of the Code (“Section 409A”) in order to avoid the Option being treated as deferred compensation under Section 409A. However, the Company can give no assurance that the IRS will agree that the Exercise Price Per Share is at least one hundred percent (100%) of the fair market value of the common Stock on the Date of Grant. Accordingly, by signing below, you agree and acknowledge that the Company and each of its officers, employees, directors and stockholders shall not be liable to you or any other person for any applicable taxes, interest, penalties or other costs associated with the Option if the IRS were to determine that the Option constitutes deferred compensation under Section 409A. You should consult with your own tax advisor concerning the tax consequences of the Option as deferred compensation under Section 409A.

Further, by their signatures below, the Company and the Optionee agree that the Option is governed by this Grant Notice and by the provisions of the Plan and Option Agreement, both of which are attached to and made a part of this Grant Notice. Optionee acknowledges receipt of copies of the Plan and the Option Agreement, represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. Optionee further acknowledges that, as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Optionee and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject, with the exception of options previously granted under the Plan.

__________________________

1 If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

*Optionee understands and acknowledges that: (i) the vesting of the Option Shares will terminate upon a Termination of Service; (ii) the Option may generally only be exercisable for a short period of time following a Termination of Service, and will thereafter terminate; and (iii) the Option Shares are subject to a Right of Repurchase and a Right of First Refusal in favor of the Company, in each case, as set forth in the Option Agreement or the Company’s Bylaws, as applicable.

Q Lotus Holdings, Inc.		Optionee: [Name]

By:
Name:	Gary A. Rosenberg	Signature
Title:	Chief Executive Officer
Date:		Date:

Attachments: (I) Option Agreement; (II) 2013 Equity Incentive Plan; and (III) Notice of Exercise

Attachment I

Option Agreement

Attachment II

2013 Equity Incentive Plan

Attachment III

Notice Of Exercise

Q Lotus Holdings, Inc.

20 N. Wacker Drive, Suite 4120

Chicago, Illinois 60606

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option (check one):	Incentive ☐	Nonstatutory ☐
Stock option dated:	_______________
Number of shares as to which option is exercised:	_______________
Certificates to be issued in name of:	_______________
Total exercise price:	$______________
Cash or check payment delivered herewith:	$______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2008 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Option Agreement (as defined in the Stock Option Grant Notice executed by me), Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares except as otherwise permitted in the Option Agreement, and for at least ninety days (90) after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Option Agreement, the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as necessary to permit compliance with NASD Rule 2711 and similar or successor regulatory rules and regulations (the “Lock Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

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